Exhibit 32

Certification by the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Quarterly Report of Levi Strauss & Co., a Delaware corporation (the “Company”), on Form 10-Q for the period ended May 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”).

In connection with the Report, each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ Philip A. Marineau
Philip A. Marineau
President and Chief Executive Officer
July 12, 2004

/s/ James P. Fogarty
James P. Fogarty
Senior Vice President and Chief Financial Officer
July 12, 2004